UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2016, Kiwa Bio-Tech Products Group Corporation (OTC: KWBT) (the “Company”) executed an agreement to acquire a seventy percent (70%) interest in Tangshan Deruifeng Technology Co., Ltd. (“Deruifeng”) for approximately 14,000,000 RMB (approximately US$ 2 million) to be paid 50% in cash (in RMB) and 50% in Kiwa common stock priced at eighty percent (80%) of the market price of the Company’s stock on the effective date of the agreement. Founded in Jan, 2010 and located in Tangshan City, Hebei Province in North China, Deruifeng is a new style fertilizer enterprise which has been conducting research and development, manufacturing and sales. Company management believes that Deruifeng adds significant resources and experience in the development and marketing of fertilizers in China. Over the past few years, Deruifeng has been one of the principal OEM manufacturers for Kiwa’s products.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2016

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Yvonne Wang
Title:	Chief Executive Officer